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                                                                    Exhibit 23.0
Whitney American Corporation


Gentlemen:

     We hereby consent to use in the Form 10-K, relating to the consolidated financial statements of Kemron Environmental Services, Inc., with and into Whitney American Corporation of our report dated July 17, 1997, except for
Note 12, which is dated April 30, 1999, related to the financial statements of Kemron Environmental Services, Inc. as of May 31, 1997 and for the year then ended, which is contained therein.


/s/  Haymaker Berry Group
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Haymaker Berry Group
Washington, DC
September 14, 1999